Exhibit 99.1

Paratek Pharmaceuticals, Inc. Reports First Quarter 2015 Financial and Operating Results

•	Follow-on offering accelerates oral-only indication development and extends funding through top line results of the Phase 3 CABP clinical trial, expected in mid-2017

•	Initiation of the first Phase 3 clinical trial for omadacycline in acute bacterial skin and skin structure infections on-track to start mid-2015

BOSTON, Massachusetts — May 15, 2015 — Paratek Pharmaceuticals, Inc. (Nasdaq: PRTK), a biopharmaceutical company focused on the development and commercialization of innovative therapies based upon tetracycline chemistry, today reported financial results for the first quarter period ended March 31, 2015.

“With our recently completed financing, we are well positioned to advance our lead antibiotic candidate, omadacycline, into Phase 3 clinical trials mid-year, first in acute bacterial skin and skin structure infections (ABSSSI) and, later this year in community-acquired bacterial pneumonia (CABP),” noted Michael Bigham, Chief Executive Officer, Paratek. “We are also now able to accelerate our clinical development plans for a third important potential indication in urinary tract infections (UTI).”

Financial Results

For the Three Months Ended March 31st, 2015 as Compared to the Same Quarter 2014

For the quarter ended March 31, 2015, Paratek reported a net loss of $10.6 million, or $0.74 per share, compared to a net loss of $1.4 million, or $20.93 per share, for the quarter ended March 31, 2014.

No revenue was reported for the first quarter of 2015 as compared to $48,000 in research and development collaboration revenue for the same period in 2014.

Research and development expenses for 2015 were $6.7 million, an increase of $6.2 million compared to the same quarter 2014. The change was primarily the result of preparation for our planned Phase 3 clinical trials of omadacycline as well as higher compensation, recruiting and other personnel-related costs. General and administrative expenses for the quarter ended March 31, 2015 were $4.3 million, a $2.0 million increase compared to the same period in 2014 primarily due to increases in professional and consulting services (e.g., legal, accounting, and audit), compensation, recruiting and other personnel-related costs.

At March 31, 2015, Paratek had cash and cash equivalents of $92.5 million. The subsequently completed underwritten offering of 3,089,000 shares of common stock at a public offering price of $24.50 per share on May 5, 2015 yielded $70.7 million in aggregate proceeds, after underwriting discounts and commissions and other estimated offering expenses. The net proceeds from this offering, together with existing cash, will fund ongoing and planned clinical trials of omadacycline, research and development to advance preclinical candidates, and for working capital and other general corporate purposes.

Based on current assumptions, the company’s cash and cash equivalents are expected to fund operations through mid-2017, expected to coincide with the availability of top-line data from the second of two planned Phase 3 trials of omadacycline (CABP).

About Paratek Pharmaceuticals, Inc.

Paratek Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of innovative therapies based upon its expertise in novel tetracycline chemistry. Paratek’s lead product candidate, omadacycline, is an aminomethycycline, derived from tetracyclines.

Omadacycline is a new broad-spectrum antibiotic being developed in both once-daily oral tablet and intravenous formulations for potential use as a as monotherapy for ABSSSI, CABP, UTI and other serious community-acquired bacterial infections, particularly when antibiotic resistance is of concern. Omadacycline has received Qualified Infectious Disease Product (QIDP) designation by the U.S. Food and Drug Administration for both the oral and intravenous formulations in all three of these infectious disease categories. Paratek has Special Protocol Assessment agreements with the FDA for the Phase 3 trials planned in ABSSSI and CABP.

Paratek’s second product candidate, sarecycline, also known as WC 3035, is a new once-daily oral tetracycline-derived compound, designed to provide both a narrow-spectrum of antibiotic activity and favorable tolerability profile, for the treatment of acne and rosacea in the community setting. Paratek has licensed rights to sarecycline for the treatment of acne in the United States to a subsidiary of Actavis, formerly Warner Chilcott, while retaining rights in the rest of the world. Actavis is responsible for the clinical development of sarecycline for the treatment of acne in the United States. A Phase 3 program was initiated by Actavis in December 2014 for sarecycline for the treatment of moderate to severe acne.

PARATEK PHARMACEUTICALS, INC.

SELECTED FINANCIAL INFORMATION

Condensed Consolidated Statements of Operations - Unaudited

(in thousands, except loss per share data)

	Quarter Ended March 31, 2015	Quarter Ended March 31, 2014
Revenue	$—	$48
Operating expenses:
Research and development	6,741	526
General and administrative	4,271	453
Impairment of intangible asset	2,761	—
Changes in fair value of contingent consideration	(3,140)	—

Total operating expenses	10,633	979

Loss from operations	(10,633)	(931)
Other income and expenses, net	—	(280)

Net loss	(10,633)	(1,211)
Unaccreted dividends on convertible preferred stock	—	202

Net loss attributable to common stockholders	$(10,633)	$(1,413)

Net loss per share, basic and diluted
basic and diluted	$(0.74)	$(20.93)

Weighted average common shares outstanding
basic and diluted	14,418,145	67,500

PARATEK PHARMACEUTICALS, INC.

SELECTED FINANCIAL INFORMATION

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2015	December 31, 2014
	(unaudited)
Cash	$92,510	$95,856
Total assets	99,701	109,967
Current liabilities	7,284	3,741
Long-term obligations, less current portion	7,569	11,002
Common stock and additional paid-in capital	293,347	293,090
Accumulated deficit	(208,499)	(197,866)
Total stockholders’ equity	99,701	109,967

Forward Looking Statements

This press release contains forward-looking statements including statements related to our overall strategy, product candidates, clinical trials, cash resources, prospects and expected results, including statements about our advancing our lead antibiotic candidate into clinical trials and otherwise preparing for clinical trials, our having the resources to execute on our clinical trials, expand operational capabilities and address unmet need for patients and society, the use of proceeds of our public offering and the period our cash and cash equivalents are expected to fund operations. All statements, other than statements of historical facts, included in this press release are forward-looking statements, and are identified by words such as “advancing,” “believe,” “expect,” “well positioned,” “look forward,” “anticipated,” “continued,” and other words and terms of similar meaning. These forward-looking statements are based upon our current expectations and involve substantial risks and uncertainties. We may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements and you should not place undue reliance on these forward-looking statements. Our actual results and the timing of events could differ materially from those included in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to our need for substantial additional funding to complete the development and commercialization of our product candidates, risks related to our ability to raise the capital that we believe to be accessible and is required to fully finance the development and commercialization of our product candidates, risks relating to our ability to develop our drug candidates for potential commercialization, the timing of the commencement of omadacycline Phase 3 trials, the potential for omadacycline to be successfully developed for use as a first-line empiric monotherapy for patients suffering from serious community-acquired bacterial infections, the potential of omadacycline to become the primary antibiotic choice of physicians for the treatment of serious community-acquired bacterial infections, the potential use and effectiveness of sarecycline for the treatment of acne and rosacea in the community setting, and the timing of the commencement of a Phase 3 program in moderate-severe acne for sarecycline, risks that data to date and trends may not be predictive of future results, risks related to the conduct of our clinical trials, and risks that our clinical trials may not receive regulatory approval. These and other risk factors are discussed under “Risk Factors” and elsewhere in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, and our other filings with the Securities and Exchange Commission. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein.

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Contacts:

Media:	Investors:

Michael Lampe	Hans Vitzthum
(484) 575-5040	LifeSci Advisors, LLC.
michael@michaellampeconsulting.com	(212) 915-2568